ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA
Treasury Bank, a division of Countrywide Bank, FSB. (the "Company") provides this platform-
level assessment, for which the Company participated in servicing functions, as such term is described under Title 17, Section 229.1122 of the Code of Federal Regulations ("Item 1122 of
Regulation AB"), of compliance in respect of the following Applicable Servicing Criteria specified in
Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission in regard to the following servicing platform for the following period:
Platform: publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) HELOC and other residential mortgage-
backed securities issued on or after January 1, 2006 for which the Company provides custodial operations of pool assets and related documents, and for which the related issuer has a fiscal year end of December 31, 2007. For purposes of this assessment, the publicly-
issued residential mortgage-backed securities transactions included in the Company's servicing platform for the following period are described on the attached Schedule A.
Period: as of and for the year ended December 31, 2007.
Applicable Servicing Criteria: Regulation AB Items 1122(d)(4)(i) and 1122(d)(4)(ii). The Company
has determined that no other servicing criteria are applicable to the activities it performs with respect to the Platform.
With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:
1.
The Company is responsible for assessing its compliance with the Applicable Servicing
Criteria.
2.
The Company has assessed compliance with the Applicable Servicing Criteria.
3.
Other than as identified on Schedule B hereto, as of and for the Period, the Company was in material compliance with the Applicable Servicing Criteria.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's foregoing assessment of compliance as of and for the year ended
December 31, 2007.
TREASURY BANK, A DIVISION OF
COUNTRYWIDE BANK, FSB.
By: /s/ Teresita Que
Teresita Que
Its: Executive Vice President
Dated: February 28, 2008
By: /s/ Maria S. Garner
Maria S. Garner
Its: First Vice President
Dated: February 28, 2008
Schedule A
List of Residential Mortgage-Backed Securities Defined by Management As Constituting the Platform
CWHEQ Revolving Home Equity Loan Trust, Series 2006-A
CWHEQ Revolving Home Equity Loan Trust, Series 2006-B
CWHEQ Revolving Home Equity Loan Trust, Series 2006-C
CWHEQ Revolving Home Equity Loan Trust, Series 2006-D
CWHEQ Revolving Home Equity Loan Trust, Series 2006-E
CWHEQ Revolving Home Equity Loan Trust, Series 2006-F
CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
CWHEQ Revolving Home Equity Loan Trust, Series 2006-H
CWHEQ Revolving Home Equity Loan Trust, Series 2006-I
CWHEQ Revolving Home Equity Loan Trust, Series 2007-A
CWHEQ Revolving Home Equity Loan Trust, Series 2007-B
CWHEQ Revolving Home Equity Loan Trust, Series 2007-C
CWHEQ Revolving Home Equity Loan Trust, Series 2007-D
CWHEQ Revolving Home Equity Loan Trust, Series 2007-E
CWHEQ Revolving Home Equity Loan Trust, Series 2007-G
BSALTA 2006-5
BSALTA 2006-6
BSALTA 2006-7
BSARM 2006-4
SAMI 2006-AR4
SAM 2006-AR6
SAM I 2006-AR7
SAMI 2006-AR8
BSALTA 2007-1
BSALTA 2007-3
BSAAT 2007-1
BSABS 2007-AC4
BSARM 2007-1
BSARM 2007-3
BSARM 2007-4
BSARM 2007-5
SAMI 2007-AR1
SAMI 2007-AR3
PRIME 2007-3
Schedule B
Material Instances of Noncompliance
No material instances of noncompliance: the Company has complied, in all material respects, with the
Applicable Servicing Criteria as of and for the year ended December 31, 2007.